UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14a
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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VCG Holding Corp.

(Name of Registrant as Specified in Its Charter)

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VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228
Tel: (303) 934-2424
Fax: (303) 922-0746

VCG HOLDING CORP.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

April 30, 2010

Dear Stockholder:

You are cordially invited to attend VCG Holding Corp.’s 2010 Annual Meeting of Stockholders at 10:00 a.m. MDT on Thursday, June 10, 2010, at the Sheraton Denver West Hotel located at 360 Union Boulevard, Lakewood, Colorado 80228. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the Notice of Annual Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about our Company. We urge you to read this information carefully and in its entirety.

Please note that only stockholders of record at the close of business on May 3, 2010 may vote at the meeting. Your vote is important. Whether or not you plan to attend the 2010 Annual Meeting of Stockholders, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Sincerely yours,

VCG HOLDING CORP.

Troy Lowrie
Chief Executive Officer and
Chairman, Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be held on June 10, 2010.

This proxy statement, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including consolidated financial statements, are available to you at: https://materials.proxyvote.com/91821K.

The purpose of our Annual Meeting is to:

Thursday, June 10, 2010 10:00 a.m. MDT Sheraton Denver West Hotel 360 Union Boulevard Lakewood, Colorado 80228
1.  Elect three Directors; each to serve a three-year term or until his/her successor has been duly elected and qualified;

2.  Ratification of the appointment of Causey Demgen & Moore Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

3.  Transaction of any other business that may properly be presented at the 2010 Annual Meeting or any adjournment or postponement of the meeting.

Details relating to the above matters are set forth in the attached proxy statement. All stockholders of record at the close of business on May 3, 2010, will be entitled to notice of and to vote at the 2010 Annual Meeting and/or any adjournment or postponement thereof. A list of these stockholders will be open for the examination of any stockholder of record at our principal executive offices located at 390 Union Boulevard, Suite 540, Lakewood, Colorado 80228 for proper purposes, during ordinary business hours, for a period of ten days prior to the 2010 Annual Meeting. The list will also be available for the examination of any stockholder of record present at the 2010 Annual Meeting. The 2010 Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting.

Our Board of Directors recommends that you vote “FOR” the election of the Director Nominees named in this proxy statement and for the ratification of the appointment of Causey Demgen & Moore Inc. as our independent registered public accounting firm for 2010.

By Order of the Board of Directors: Courtney Cowgill Corporate Secretary April 30, 2010

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE 2010 ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

-i-

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2010

This proxy statement is furnished to holders of shares of common stock, $.0001 par value per share, of VCG Holding Corp., a Colorado corporation (the “Company,” “VCGH,” “us,” “we” and “our”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”), to be used at the 2010 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Thursday, June 10, 2010, beginning at 10:00 a.m. MDT at the Sheraton Denver West Hotel located at 360 Union Boulevard, Lakewood, Colorado 80228, or at any adjournment or postponement thereof. The Company anticipates that this proxy statement and the accompanying form of proxy will be first mailed or given to the Company’s stockholders on or about May 5, 2010.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Board is soliciting your proxy to vote at our Annual Meeting (or at any postponement or adjournment of the Annual Meeting). This proxy statement summarizes the information you need to know to vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card.

We will be sending this proxy statement and the enclosed proxy card on or about May 5, 2010, to all stockholders who owned shares of our common stock at the close of business on May 3, 2010, which date is also referred to as the “Record Date.” The Company’s Annual Report on Form 10-K, which includes our financial statements, is being sent with this proxy statement.

We will pay the cost of soliciting proxies for the Annual Meeting. Proxies may be solicited by our regular employees, without additional compensation, in person, or by mail, courier, telephone or facsimile. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Stockholders who owned VCGH common stock at the close of business on the Record Date are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Annual Meeting. On the Record Date, we had 17,310,723 shares of common stock issued and outstanding.

VCGH offers stockholders the opportunity to vote by mail, via the Internet or in person. Instructions to use these methods are set forth on the enclosed proxy card.

If you vote via the Internet, please have your proxy or voting card available. An Internet vote authorizes the named proxies in the same manner as if you marked, signed, and returned the proxy card by mail.

You may vote in person at the Annual Meeting any shares that you hold as the stockholder of record on the record date. You may only vote in person shares held in beneficial ownership if you obtain from the broker or nominee that holds your shares of record a valid proxy giving you the right to vote the shares. The Company will present the voting results from the Annual Meeting in a current Report on Form 8-K within four days after the Annual Meeting.

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING (continued)

•	Stockholder of Record — If your shares are registered in your name with our transfer agent, Transfer Online Inc., you are the stockholder of record for those shares and are receiving proxy-related materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of these shares but not the record owner. Your broker, bank or nominee is the stockholder of record and therefore has forwarded proxy-related materials to you as the beneficial owner. As the beneficial owner, you have the right to direct your broker, banker or nominee how to vote your shares and you are invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.

If you vote at the Annual Meeting please bring:

•	proof of ownership such as a copy of your proxy or voting instructions card; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and

•	proof of identification such as a valid driver’s license or passport.

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board as follows:

•	“FOR” the election of each of the three Director nominees; and

•	“FOR” the ratification of Causey Demgen & Moore Inc. (“CDM”) as our independent registered public accounting firm.

If any other matter is properly presented at the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in his/her own discretion. Management is not aware of any matters to be presented at the Annual Meeting other than those discussed in this proxy statement.

If you mail in a proxy card, you may revoke your proxy or change your vote at any time before it is exercised by:

•	entering a new vote over the Internet (at http://materials.proxyvote.com/91821K) or by signing and returning another signed proxy card at a later date;

•	notifying our Corporate Secretary (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) to our principal executive offices before the Annual Meeting, stating that you are revoking your proxy; or

•	voting in person at the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING (continued)

If you want to give your written proxy to someone other than the individuals named on the proxy card:

•	cross out the individuals named and insert the name of the individual you are authorizing to vote; or

•	provide a written authorization to the individual you are authorizing to vote along with your proxy card.

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum, and the determination of the outcome of each matter submitted for vote. Broadridge will separately tabulate all votes FOR and AGAINST each matter, as well as all abstentions and broker non-votes.

One-third of the votes entitled to be cast on a matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for the action on any matter. If a quorum is not present, the Annual Meeting may be postponed to a later date when a quorum can be obtained.

SUMMARY OF PROPOSALS SUBMITTED FOR VOTE

The following are summaries of the proposals. You should review the full discussion of each proposal in this proxy statement before casting your vote.

Proposal No. 1 — Election of Three Directors.

Our Board has concluded that the election of Troy Lowrie, Robert McGraw, Jr., and Carolyn Romero (the “Director Nominees”) to the Board is in our best interests and recommends approval of their election. Biographical information concerning the Director Nominees can be found under “Information About Our Directors and Officers.” Mr. Lowrie, Mr. McGraw, and Ms. Romero are nominated for a term of three years. Each Director Nominee, if elected, will serve until the expiration of their respective term, until his/her successor has been elected and qualified or until his/her earlier resignation or death.

Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of each of the Director Nominees. Each Director Nominee consented to being named in this proxy statement and to serve his/her term if elected. Although the Board does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of any other person the Board may choose as a substitute nominee.

A plurality of the eligible votes cast is required to elect a Director Nominee at the Annual Meeting at which a quorum is present in person or by proxy. A Director Nominee receives a plurality of the eligible votes cast if he/she receives more votes than any other Director Nominee for the same Director’s seat. Stockholders are not permitted to use cumulative voting in the election of Directors.

Proposal No. 2 — Ratification of the Independent Registered Public Accounting Firm.

Our Board’s Audit Committee has appointed Causey Demgen & Moore Inc. (“CDM”) as the independent public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2010. CDM has served as our registered independent public accounting firm and has also provided certain other audit-related services since 2002. Please refer to the disclosures under the caption “Principal Accounting Fees and Services” herein.

SUMMARY OF PROPOSALS SUBMITTED FOR VOTE (continued)

Notwithstanding its selection, our Audit Committee, in its discretion, may appoint another independent public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and its stockholders. If our stockholders do not ratify the appointment of CDM, the Audit Committee will consider whether it should appoint another independent public accounting firm.

We expect that a representative of CDM will be present at the Annual Meeting and available to respond to appropriate questions from our stockholders. The representative will have an opportunity to make a statement to our stockholders if the representative desires to do so.

Proposal No. 2 will be approved if the votes cast favoring Proposal No. 2 exceed the votes cast against it at the Annual Meeting at which a quorum is present in person or by proxy.

The Board unanimously recommends that the stockholders vote “FOR” each of the proposals listed above.

Abstentions and shares held by brokers, banks and nominees who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their beneficial owners are not counted for the purpose of determining whether stockholders have approved a matter. Abstentions and shares are counted as present for the purposes of determining the existence of a quorum at the Annual Meeting.

Other Proposed Actions

Our Board does not intend to bring any other matters before the Annual Meeting, nor does the Board know of any matters that other persons intend to bring before the Annual Meeting. If, however, any other matter not mentioned in this proxy statement properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in his/her own discretion.

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS

Our Board currently consists of seven Directors and is divided into three classes for purposes of election. At the April 2007 Board meeting, the Board voted to amend the Company’s Bylaws and to divide the Directors into three classes, one of which includes three Directors and two of which includes two Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three year term until their respective successors have been duly elected and qualified.

The following table sets forth certain information about our Directors and Officers presented as of April 29, 2010.

Name	Age	Position

Troy Lowrie(4),(6)	44	Chairman of the Board and Chief Executive Officer
Micheal Ocello(4),(6)	50	Director, Chief Operating Officer, and President
Courtney Cowgill(7)	56	Chief Financial and Accounting Officer, Corporate Secretary, and Treasurer
Robert McGraw, Jr.(2),(3),(5)	55	Director
Carolyn Romero(1),(5)	52	Director
Martin Grusin(6)	65	Director
Kenton Sieckman(1),(2),(3),(5)	48	Director
George Sawicki(1),(2),(3),(5)	50	Director

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS (continued)

(1)	Member of the Audit Committee
(2)	Member of the Governance and Nominating Committee
(3)	Member of the Compensation Committee
(4)	Member of the Executive Committee
(5)	Independent Board member
(6)	Non-independent Board member who is currently not serving on any committee
(7)	Ms. Cowgill joined the Company on June 19, 2008 and is an advisor to the Executive Committee

The following table shows the terms of each current Director:

Name	Term

Troy Lowrie	2007 - 2010
Micheal Ocello	2009 - 2012
Robert McGraw Jr.	2007 - 2010
Carolyn Romero	2009 - 2010
Martin Grusin	2009 - 2012
Kenton Sieckman(1)	2008 - 2011
George Sawicki	2008 - 2011

(1)	On April 28, 2010, Mr. Sieckman informed the Board that he is resigning from the Board effective upon the appointment or election of a replacement Director or June 30, 2010, whichever is sooner.

Troy Lowrie. Mr. Lowrie has been the Chairman of the Board since April 2002 and Chief Executive Officer since November 2002. Mr. Lowrie is President of Lowrie Investment Management Inc., the General Partner of Lowrie Management LLLP, a Colorado limited liability limited partnership, which formerly owned and operated adult entertainment nightclubs and is now an investment entity. Mr. Lowrie was the owner and President of International Entertainment Consultants, Inc., a company engaged in the business of managing adult entertainment nightclubs, from 1982 to October 2003, when it was acquired by the Company. Mr. Lowrie has served as President of Western Country Clubs, Inc., a public company specializing in large country and western bars with live music, from 1992 to 1996 and President of New Millennium Media, Inc., a public company which sells rotating print advertising equipment and full movement video billboards, from 1996 to 1997. Mr. Lowrie has a M.A. in Finance from the University of Denver in Denver, Colorado and a B.A. in Business from Fort Lewis College in Durango, Colorado. Mr. Lowrie’s leadership skills and experience in the adult nightclub industry, among other factors, led the Board to conclude that he should serve as a Director.

Robert McGraw, Jr. Mr. McGraw has been a Director of the Company since November 2002. A Certified Public Accountant since 1982, Mr. McGraw is President of McGraw and McGraw CPA PC of Westminster, Colorado. Mr. McGraw’s firm specializes in accounting for restaurants, lounges, and small businesses. The practice consists of income tax preparation, financial statement preparation, and small business consulting. Mr. McGraw has a Bachelor’s Degree from Western State College in Gunnison, Colorado. Mr. McGraw is currently licensed in the State of Colorado and is a member of the American Institute of Certified Public Accountants and Colorado Society of Certified Public Accountants. Mr. McGraw was a Director of Iptimize,

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS (continued)

Inc., a publicly held broadband voice and data service provider from 2008 to 2009. Mr. McGraw served on the Company’s Audit Committee for half the 2009 year and still serves on the Company’s Compensation and Governance and Nominating Committee, and is an independent member of the Board. Mr. McGraw’s accounting and financial experience, among other factors, led the Board to conclude that he should serve as a Director.

Carolyn Romero. Ms. Romero has been a Director of the Company since August 2009. She is a Certified Public Accountant and Certified Valuation Analyst. Ms. Romero has more than 30 years of financial management experience, including 24 years in public accounting and 5 years as an audit manager for Deloitte & Touche. Ms. Romero joined Advanced Energy Industries, Inc. in April 2010 as the Assistant Corporate Controller. She was Manager of Financial Reporting for Woodward Governor Company between August 2007 and March 2010. Ms. Romero was Director of FASB.GAAP Regulations for Seift & Company from March 2006 to July 2008. From November 2004 to December 2005, Ms. Romero was an audit and litigation partner at Gordon Hughes & Banks, LLC. In addition, Ms. Romero was an audit and litigation partner with Karsh Consulting PC from January 1993 to January 2004. Ms. Romero holds a B.S. in Accounting and Finance from the University of Illinois, Chicago. Ms. Romero is President of BPW/CO Enhancement Corp., a nonprofit educational corporation since 1999; Treasurer of BPW/USA, a nonprofit company from 2003 to 2005; Treasurer of Juan de Jesus Vigil Family Foundation, a nonprofit corporation since 2004, Finance Chair of Colorado Business Women, a nonprofit corporation since 2005; and Member of the City of Loveland Retirement Board between 2008 and 2009. Ms. Romero serves on the Company’s Audit Committee (Chair), is the Financial Expert, and an independent member of the Board. Ms. Romero’s accounting, valuation and financial experience, among other factors, led the Board to conclude that she should serve as a Director.

Micheal Ocello. Mr. Ocello has been a Director, President, and Chief Operating Officer of the Company since April 2002. Mr. Ocello is the owner and President of Unique Entertainment Consultants, Inc., of St. Louis, Missouri, a management company that has specialized in the management of nightclubs since 1995. Mr. Ocello has been affiliated with International Entertainment Consultants, Inc. (“IEC”) in a managerial capacity since 1982. He is currently the President of IEC. Over his career, Mr. Ocello has been affiliated with more than 25 adult entertainment nightclubs including all PT’s® Showclubs, Diamond Cabaret®, The Penthouse Club®, and Shotgun Willies located in Denver; PT’s® Showclub in Colorado Springs; The Penthouse Club®, The Platinum Club, Roxy’s and PT’s® Showclubs in St. Louis; Schieks Palace Royale in Minneapolis; The Men’s Club in Raleigh; Jaguars in Dallas and Ft. Worth; Imperial Showgirls Gentlemen’s Club in Anaheim, and the Olympic Garden in Las Vegas. He is President of the Association of Club Executives (ACE National, the national trade association for the adult nightclub industry), President of the Illinois Club Owners Association, and past Vice Chairman and current Board member of Missouri’s Small Business Regulatory Fairness Board. He is a past Vice President and Board member of the Free Speech Coalition. Mr. Ocello attended the University of Missouri, Kansas City from 1977 to 1978 and the United States Military Academy at West Point from 1979 to 1981. Mr. Ocello was originally elected to the Mehlville Board of Education in 2006 and was re-elected for an additional three year term in 2009. Mr. Ocello has served as a commissioned Police Officer for the Village of Brooklyn, Illinois since early 2009. Mr. Ocello’s industry experience and leadership roles in the adult entertainment industry, among other factors, led the Board to conclude that he should serve as a Director.

Courtney Cowgill. Ms. Cowgill has been Chief Financial and Accounting Officer, Corporate Secretary, and Treasurer since June 2008. Ms. Cowgill served as Chief Financial Officer and Treasurer of Oceanic Exploration Company, a publicly held oil and gas exploration

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS (continued)

company, from May 2003 to June 2008. She has more than 30 years of accounting experience, including three years experience as an auditor with the former Arthur Young & Co. She has served in Chief Financial Officer, Controller, and Internal Auditor Manager positions for the last 20 years. She served as the Executive Director of Program Management for Tele-Communications, Inc. /AT&T Broadband, a telecommunications company, from 1996 to 2000, and was employed by the University of Colorado at Boulder, Colorado as an Adjunct Faculty Member from 2001 to 2004. Ms. Cowgill holds a B.S. in Accounting from Metropolitan State College in Denver, Colorado and a M.S. in Telecommunications Engineering from the University of Colorado in Boulder. Ms. Cowgill served on the Board as the independent financial expert for Cotter Corp., a privately held uranium mining company. Ms. Cowgill is currently serving as Board President for the Colorado State Board of Accountancy. Ms. Cowgill is an actively licensed CPA, CMA, CIA, and CFE.

Martin Grusin. Mr. Grusin has been a Director of the Company since July 2005. Mr. Grusin has practiced law as an attorney for his firm the Law Office of Martin Grusin, P.C. since 1973. In addition to the active practice of law, Mr. Grusin has served as: General Counsel and Director of Aqua Glass Corporation, one of the largest suppliers of bathing fixtures in the country, a private company; President, Chief Executive Officer and Director of United American Bank in Memphis, Tennessee, a private company; Director of Regions Bank of Memphis, Tennessee, a private company; an Associate Professor at the University of Arkansas in Fayetteville, Arkansas and the Cecil C. Humphreys School of Law at the University of Memphis in Memphis, Tennessee; Director of Davis Cartage Company, a provider of transportation and warehousing services in Owasso, Michigan, a private company; Managing Director of Stern Cardiovascular Center, P.A. in Memphis, Tennessee, one of the largest cardiac medical services providers in the South, a private company; and former Director of Iptimize, Inc., a publicly held broadband voice and data service provider. Mr. Grusin received a B.S. degree from the University of Memphis, a Juris Doctorate degree from the Cecil C. Humphreys School of Law at the University of Memphis State (1972) and an LL.M. from the University of Miami School of Law (1973). Mr. Grusin serves on no committees because of his involvement in merger and acquisition activity for the Company and its subsidiaries. Mr. Grusin is not considered to be an independent member of the Board. Mr. Grusin’s legal, merger and acquisition experience, as well as experience as a Director of other public companies, among other factors, led the Board to conclude that he should serve as a Director.

Kenton Sieckman. Mr. Sieckman has been a Director of the Company since June 2008. Mr. Sieckman has been Vice President of World Wide Service and Support for a software company, since January 2010. Previously, Mr. Sieckman was Vice President of World Technical Services at CA Wily Technology, a provider of application management solutions, from 2003 to 2009. Mr. Sieckman was employed in similar positions at Oracle Corporation, the world’s largest enterprise software company, and BEA Systems, Inc., an application infrastructure software company. Mr. Sieckman has also worked in the areas of sales and building a worldwide technical services organization. Mr. Sieckman has a B.A. in Mathematics and Computer Science from the University of Colorado at Boulder, Colorado. Mr. Sieckman served as a Director of USMedSys, Corp., a former distributor of medical supplies and a non-public company. Mr. Sieckman serves on the Audit, Compensation (Chair), and Governance and Nominating Committees and is an independent member of the Board. Mr. Sieckman’s investment experience and service on other public company boards, among other factors, led the Board to conclude that he should serve as a Director.

George Sawicki. Mr. Sawicki has been a Director of the Company since June 2008. Mr. Sawicki has been in-house counsel for Zed, formerly 9 Squared, a mobile media solutions company, since 2007. Mr. Sawicki has previously served as in-house counsel for Playboy

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS (continued)

Enterprises, Inc., an adult entertainment company, from 2006 through 2007, and New Frontier Media, Inc., a producer and distributor of adult themed and general motion picture entertainment from 2003 through 2006. Mr. Sawicki has worked as legal counsel with the areas of corporate governance, patent, e-commerce, entertainment and marketing organizations, managing complex transactions, and legal compliance consulting. Mr. Sawicki has a B.A. in Chemistry from Vassar College in Poughkeepsie, New York, a M.S. in Management Information Systems from Houston Baptist University in Houston, Texas, and a Juris Doctor degree from the University of Houston Law Center in Houston, Texas. Mr. Sawicki serves on the Audit, Compensation, and Governance and Nominating Committee (Chair) and is an independent member of the Board. Mr. Sawicki’s experience as legal counsel for the adult industry, among other factors, led the Board to conclude that he should serve as a Director.

Director and Officer Involvement in Certain Legal or Material Proceedings

There are no material proceedings to which any Director, Executive Officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such Director, Executive Officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company or any of its subsidiaries.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any Director, Director Nominee or Executive Officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an Executive Officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:

¡	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

¡	engaging in any type of business practice; or

¡	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

INFORMATION ABOUT OUR DIRECTORS AND OFFICERS (continued)

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Indemnification of, and Advancement of Expenses to, Directors

Section 7-109-110 of the Colorado Revised Statutes provides that if a corporation indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the stockholders with or before the notice of the next stockholders’ meeting. On March 23, 2010, in accordance with the terms of indemnification agreements entered into with our Directors and Colorado law, we agreed to indemnify each of our Directors and advance expenses for legal fees and costs incurred by them in connection with lawsuits related to the November 3, 2009 proposal to acquire all of the outstanding shares of common stock of the Company submitted by Troy Lowrie, our Chairman of the Board and Chief Executive Officer, Lowrie Management, LLLP, an entity controlled by Mr. Lowrie, and certain other investors. These lawsuits are further described in Item 3. Legal Proceedings in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

CORPORATE GOVERNANCE

The Board continues to focus on VCGH’s corporate governance principles and practices and is committed to maintaining high standards of ethical business conduct and corporate governance for VCGH.

CORPORATE GOVERNANCE (continued)

The Company’s Board oversees the business affairs of the Company and monitors the performance of our management. The Board has designated four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. Currently, the Board consists of seven members: Troy Lowrie (Chairman), Micheal Ocello, Robert McGraw, Jr., Allan Rubin, Martin Grusin, Kenton Sieckman and George Sawicki. Courtney Cowgill serves as an advisor to the Board.

The Board requires that all current Board members and all nominees for election attend the Company’s Annual Meeting, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or Director Nominee make his or her attendance impracticable or inappropriate.

Leadership and Board Composition

Currently, Troy Lowrie serves as the Chairman of our Board and Chief Executive Officer. The Board believes that Mr. Lowrie’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Lowrie possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its industry, and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees and customers.

Our executive officers serve at the pleasure of the Board until their resignation, termination, or death. There are no family relationships among any of our executive officers, Directors or Director Nominees.

Board’s Role in Risk Oversight

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees below, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through full reports by each committee chairman regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

DIRECTOR INDEPENDENCE

Our Board follows the standards of independence established under the NASDAQ rules in determining if Directors are independent and has determined that each of Robert McGraw, Jr., Kenton Sieckman, Carolyn Romero, and George Sawicki qualify as an independent Director under such rules. Accordingly, our Board has determined that the majority of our Directors are independent. Also, all members of each Board committee are independent in accordance with The NASDAQ Stock Market® listing standards.

The Company’s Audit Committee consists of Carolyn Romero (Chair), Kenton Sieckman, and George Sawicki all of whom meet the independence requirements of the NASDAQ rules and rules promulgated by the Securities and Exchange Commission (“SEC”).

DIRECTOR INDEPENDENCE (continued)

The Company tracks payments to the firms of certain Directors for legal and advisory services rendered each year, to ensure that payments do not exceed levels mandated by the SEC and The NASDAQ Stock Market® for independent Board service.

In 2007, Mr. McGraw was issued 2,500 shares of the Company’s common stock for consulting services.

The Board based the independence determinations primarily on the Company’s records regarding payments made to Board members, plus a review of the responses of the Directors to questions regarding employment and transaction history, affiliations and family and other relationships, and on discussions with the Directors.

COMMITTEES OF OUR BOARD

The Board held seven meetings during the year ended December 31, 2009. During the 2009 fiscal year, all Board members attended 94% or more of the Board meetings.

We have not established a policy on Director attendance at Annual Stockholders’ Meetings; however, all of our Directors then in office attended our last Annual Meeting held in June 2009.

The Board has the following standing committees: Audit Committee, Compensation Committee, Executive Committee, and Nominating and Governance Committee.

The table below identifies the Board’s standing committees and their members:

Governance
and
	Audit	Compensation	Nominating	Executive	No
	Committee	Committee	Committee	Committee	Committee
Name	Member	Member	Member	Member	Assignment

Troy Lowrie				Chair
Micheal Ocello				X
Robert McGraw, Jr.		X	X
Carolyn Romero	Chair
Martin Grusin					X
Kenton Sieckman	X	Chair	X
George Sawicki	X	X	Chair

Audit Committee

The current members of the Audit Committee are Kenton Sieckman (Chair until December 31, 2009), George Sawicki, and Carolyn Romero (became a member of the Board in August 2009 and Chair of the Audit Committee beginning January 1, 2010), each of whom was an “independent Director,” as defined by applicable securities laws and NASDAQ listing standards. Robert McGraw, Jr. served on the committee for a portion of 2009. The Company has determined that both Carolyn Romero and Robert McGraw, Jr. qualify as “Audit Committee Financial Experts,” within the meaning of applicable SEC and NASDAQ Stock Market® listing requirements.

The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the financial statements of the Company, the Company’s compliance with legal and regulatory requirements, the independence and qualifications of the independent auditors, and the

COMMITTEES OF OUR BOARD (continued)

performance of the Company’s internal audit function and the independent auditors. The Audit Committee, among other things:

•	oversees the work and compensation of the independent auditor;

•	reviews the scope of the independent auditors’ audit examination, including its engagement letter prior to the annual audit, and reviews the audit fees agreed upon and any permitted non-audit services to be provided by the independent auditors; and

•	recommends to the Board the retention or replacement of the independent auditors, which reports solely and directly to the Audit Committee.

The formal report of the Audit Committee for the fiscal year ended December 31, 2009 is set forth under the caption “Audit Committee Report to Stockholders.”

The Audit Committee is governed by a written charter, reviews its charter annually and recommends to the Board such revisions as it deems necessary. A copy of the charter is available for review on the Company’s website at http://www.vcgh.com (click investor relations, then corporate governance). Material contained on the Company’s website is not incorporated by reference into this proxy statement.

The Audit Committee held 12 meetings during the fiscal year ended December 31, 2009. All of our Audit Committee members attended 100% of our Audit Committee meetings.

Audit Committee’s Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and non-audit services to be performed by CDM, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence.

In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have CDM perform. The Audit Committee approves or rejects each of the services and approves a range of fees. Services cannot commence until such approval has been granted. During the course of the year, the chairman of the Audit Committee has the authority to pre-approve requests for services.

Compensation Committee

The current members of the Compensation Committee are Kenton Sieckman (Chair), Robert McGraw, Jr., and George Sawicki.

The principal responsibilities and functions of the Compensation Committee are as follows:

•	to develop, review, evaluate, and recommend to the Board, for its approval, the Company’s compensation and benefit policies, including the review and approval of the Company’s incentive and equity-based compensation plans, or amendments to such plans; and

•	to review and recommend to the Board, for its approval, compensation of the Company’s Executive Officers’ including annual base salaries, annual incentive compensation, long-term incentive compensation, retirement benefits, if any, employment, severance, and change-in-control agreements.

In reviewing the Company’s compensation and benefits policies, the Compensation Committee may consider the recruitment, development, promotion, retention, compensation

COMMITTEES OF OUR BOARD (continued)

of executive and senior Officers of the Company, trends in management compensation, and any other factors that it deems appropriate. Such process shall include, when appropriate, review of the financial performance and third party administration of plans. The Compensation Committee seeks the advice of our Chief Executive Officer on such matters. Our Chief Executive Officer makes recommendations to the Compensation Committee about the compensation levels for other executive officers.

The Compensation Committee has the power to form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee, but no subcommittee or member will have any final decision making authority on behalf of the Board or the Compensation Committee. The Compensation Committee may delegate to one or more Officers of the Company the authority to make grants and awards of stock or options to any Officer not subject to Section 16 of the Securities Act or employee of the Company under the Company’s incentive compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of any such plan.

The Compensation Committee may engage consultants in determining or recommending the amount of compensation paid to our Directors and Executive Officers. For example, in November 2007, the Compensation Committee retained an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President, Micheal Ocello, after he changed his status from consultant to employee in October 2007 and for our Chief Executive Officer, Troy Lowrie, when he began to take a salary in March 2008. Compensation for our Chief Financial and Accounting Officer, Corporate Secretary and Treasurer, Courtney Cowgill, was determined after discussion with financial recruiters and a study of Chief Financial Officer salaries in other public companies of similar size and complexity.

The Compensation Committee reviews Director and executive officer compensation annually and suggests appropriate adjustments for approval by the full Board.

The Compensation Committee is governed by a written charter, reviews its charter annually and recommends to the Board such revisions as it deems necessary. A copy of the charter is available for review on the Company’s website at http://www.vcgh.com (click investor relations, then corporate governance). Material contained on the Company’s website is not incorporated by reference into this proxy statement.

The Compensation Committee held three meetings during the fiscal year ended December 31, 2009. All of our Compensation Committee members attended 100% of our Compensation Committee meetings.

Governance and Nominating Committee

The current members of the Governance and Nominating Committee are George Sawicki (Chair), Robert McGraw, Jr., and Kenton Sieckman.

The Governance and Nominating Committee performs, among others, the following functions:

•	assists the Board in identifying individuals qualified to become Board members and Board committee members;

•	recommends that the Board select the Director Nominees for election at the next Annual or Special Meeting of Stockholders at which Directors are to be elected;

COMMITTEES OF OUR BOARD (continued)

•	recommends individuals to fill any vacancies or newly created directorships that occur on the Board or its committees between any Annual or Special Meeting of Stockholders at which Directors are to be elected;

•	makes recommendations to the Board as to determinations of Director independence;

•	evaluates the Board and Board committee structure, performance, and composition;

•	reviews, evaluates, recommends changes, and oversees compliance with the Company’s corporate governance guidelines, including the Company’s Code of Ethics; and

•	performs other duties or responsibilities expressly delegated to the Governance and Nominating Committee by the Board relating to the nomination of Board or Board Committee members.

The Governance and Nominating Committee is governed by a written charter, reviews its charter annually and recommends to the Board such revisions as it deems necessary. A copy of the charter is available for review on the Company’s website at http://www.vcgh.com (click investor relations, then corporate governance). Material contained on the Company’s website is not incorporated by reference into this proxy statement.

The Governance and Nominating Committee held one meeting during the fiscal year ended December 31, 2009. All of our Governance and Nominating Committee members attended 100% of our Governance and Nominating Committee meetings.

Director Nomination Process

The Governance and Nominating Committee will evaluate new Director candidates based on their biographical information, a description of their qualifications, thorough reviews of biographical and other information, input from others including members of our Board and executive officers, and personal discussions with the candidate. In considering Director candidates, the Governance and Nominating Committee evaluates a variety of factors to develop a Board and Board committees that are diverse in nature and comprised of experienced and seasoned advisors. Each Director Nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. In the nomination of an existing Director, the Governance and Nominating Committee will review the Board performance of such Director and solicit feedback about the Director from other Board members.

The Governance and Nominating Committee will examine each Director Nominee on a case-by-case basis regardless of who recommended the nominee and take into account other factors, which may include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint, and industry knowledge. However, the committee believes that, to be recommended as a nominee, each candidate must:

•	display the highest personal and professional ethics, integrity, and values;

•	have the ability to exercise sound business judgment;

•	be highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

COMMITTEES OF OUR BOARD (continued)

•	have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	be independent of any particular constituency, be able to represent all of our stockholders, and be committed to enhancing long-term stockholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of our business.

The Governance and Nominating Committee obtains a variety of information from prospective Board members in order to evaluate applicants and their ability to assist the Company in reaching its goals. This information helps to determine the strengths of applicants to insure that the Board has representatives that can provide a wide variety of perspectives and prior experiences to support the projects and endeavors of the Company. The requested information includes:

1.	a complete biography, including full employment history;

2.	full background check, including criminal and credit history;

3.	documentation of educational levels attained;

4.	confirmation of any professional licensing or certification and status of such;

5.	disclosure of all special interests and all political and organizational affiliations;

6.	a written statement on the reasons that the prospective Board member would want to serve on the company’s Board, including the reasons that he/she believes he/she is qualified to serve; and

7.	a description of all litigation in which, the applicant or any of his/her affiliates, have been a party within the past seven years.

After submission of the above information, the candidates are interviewed by the committee members. If approved by the committee, potential Directors are interviewed by all other Board members before an offer is extended to join the Board. In conducting its evaluation, the Governance and Nominating Committee also examines whether a nominee would be considered independent under SEC and NASDAQ rules and, to the extent relevant, whether the nominee would satisfy the applicable criteria for being an Audit Committee Financial Expert.

The Governance and Nominating Committee does not distinguish between nominees recommended by our stockholders and those recommended by other parties. Stockholders wishing to recommend candidates for election to the Board for consideration by the Governance and Nominating Committee at an Annual Meeting may do so by giving written notice to, or otherwise complying with Colorado law:

Chair of the Governance and Nominating Committee
VCG Holding Corp.
390 Union Boulevard, Suite 540
Lakewood, Colorado 80228

The notice should state:

•	the name and address, as they appear on the Company’s books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;

COMMITTEES OF OUR BOARD (continued)

•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the Annual Meeting and who intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice;

•	a complete biography of the nominee, including full employment history, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as considered to be appropriate;

•	the disclosure of all special interests and all political and organizational affiliations of the nominees;

•	a signed, written statement from the Director nominee as to why the Director nominee wants to serve on our Board, and why the Director nominee believes that he or she is qualified to serve;

•	a description of all arrangements or understandings between or among any of the stockholders giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•	any other information concerning the person’s recommendation that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Exchange Act; and

•	a signed consent of each person recommended stating that he or she consents to serve as a Director of the Company, if elected.

Our management recommended the Director Nominees for election at the Annual Meeting.

Executive Committee

Our Board established an Executive Committee in 2003. Pursuant to our Bylaws, the Executive Committee has all of the authority of the Board except to the extent, if any, that authority is limited by the resolution appointing the Executive Committee and except also that the Executive Committee does not have the authority to:

•	authorize distributions;

•	fill vacancies on the Board;

•	authorize reacquisition of shares;

•	authorize and determine rights for shares;

•	amend the Articles of Incorporation;

•	adopt plans of merger or share exchange;

•	recommend to the stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the Company otherwise than in the usual and regular course of the Company’s business;

•	recommend to the stockholders a voluntary dissolution of the Company; or

•	amend our Bylaws.

COMMITTEES OF OUR BOARD (continued)

Despite its powers under our Bylaws, the Executive Committee submits its decisions and proposals to the full Board for approval and ratification. The members of the Executive Committee are Troy Lowrie and Micheal Ocello. Ms. Cowgill, our Chief Financial and Accounting Officer, Corporate Secretary and Treasurer, is an advisor to the Executive Committee.

The Executive Committee did not meet or act by unanimous written consent during 2009.

The Executive Committee is governed by a written charter, reviews its charter annually and recommends to the Board such revisions as it deems necessary. A copy of the charter is available for review on the Company’s website at http://www.vcgh.com (click investor relations, then corporate governance). Material contained on the Company’s website is not incorporated by reference into this proxy statement.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement in whole or in part, the information set forth above under “Committees of Our Board — Audit Committee,” relating to the charter of the Audit Committee and the independence of the Audit Committee members, and the following report shall not be deemed to be “soliciting material” or “filed” with the SEC or incorporated by reference into any such previous or future filings.

The Audit Committee oversees the Company’s financial reporting process and compliance with the Sarbanes-Oxley Act of 2002 on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

Based on the review and discussions referred to in this report, we recommended to the Board that the consolidated balance sheets of the Company at December 31, 2009 and 2008, and the related statements of consolidated earnings, statements of equity, and cash flows of the Company for the two years ended December 31, 2009, be included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2009. Our recommendation was based on our review and discussion of the audited financial statements with management, and our discussions with Causey Demgen & Moore Inc., the Company’s independent registered public accounting firm that audited the financial statements.

In addition, our recommendation was based on our discussion with Causey Demgen & Moore Inc., of the matters required to be discussed under statement on Auditing Standards No. 61, as amended. We also discussed with Causey Demgen & Moore Inc., their independence, received from them the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Causey Demgen and Moore, Inc.’s communication with us concerning independence, and considered whether the provision of services other than audit services (the fees for which are disclosed in the table that follows) is

AUDIT COMMITTEE REPORT TO STOCKHOLDERS (continued)

compatible with maintaining their independence. We have based our recommendation on the foregoing discussions, disclosures and considerations.

Audit Committee:

Carolyn Romero, Chairman;
Kenton Sieckman; and
George Sawicki

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our Directors, executive officers, and all of our employees. Our Code of Ethics codifies the business and ethical principles that govern all aspects of our business. The Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the ethics code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the Code of Ethics.

We will provide any person, without charge and upon request, with a copy of our Code of Ethics. Requests should be directed to us at 390 Union Blvd., Suite #540, Lakewood, Colorado 80228, Attention: Corporate Secretary. The Code of Ethics is also available on our website at www.vcgh.com. The information on our website is not incorporated into this proxy statement.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

Stockholders who desire to communicate with our Board or individual Directors may do so by sending written correspondence via registered mail or overnight delivery to our corporate office, 390 Union Boulevard, Suite 540, Lakewood, CO 80228, care of the Corporate Secretary. Electronic submissions of stockholder correspondence will not be accepted. The correspondence shall include supporting documentation evidencing the stockholder’s stock or other holdings in our Company. The Corporate Secretary will pass on any such communication, other than a solicitation for a product or service or a request for copies of reports filed with the SEC, to the Board or the appropriate Board member. Any stockholder correspondence addressed generically to the Board will be forwarded to the Chairman of the Board.

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES

Our Board reviews, approves or ratifies all related party transactions. A related party is someone who is a (i) Director, Director Nominee or Executive Officer of the Company, (ii) beneficial owner of more than 5% of our common stock, or (iii) an immediate family member of any of the foregoing persons. Our policy covers transactions, or a series of

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

transactions, in which a related party was or is to be a participant involving an amount exceeding $120,000 and in which a related party has or will have a direct or indirect material interest. Our Audit Committee is responsible for overseeing this policy and may review and amend this policy from time to time. Any member of the Audit Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the related party transaction, but may, if so requested by the Chair of the Audit Committee, participate in some or all of the committee’s discussions of the related party transaction.

In determining whether to approve a related party transaction, the Audit Committee will consider, among other things, the following factors to the extent relevant to the related party transaction:

•	whether the terms of the related party transaction are fair to the Company and such terms would be on the same basis if the transaction did not involve a related party;

•	whether there are business reasons for the Company to enter into the related party transaction;

•	whether the related party transaction would impair the independence of an independent Director;

•	whether the related party transaction would present an improper conflict of interest for any Director or Executive Officer of the Company, taking into account: (i) the size of the transaction, (ii) the overall financial position of the Director or Executive Officer, (iii) the direct or indirect nature of the Director’s or Executive Officer’s interest in the transaction, and (iv) the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

•	whether the related party transaction is material, taking into account: (i) the importance of the interest to the related party, (ii) the relationship of the related party to the transaction and of related parties to each other, (iii) the dollar amount involved, and (iv) the significance of the transaction to the Company’s investors in light of all of the circumstances.

Prior to the Company acquiring any properties owned by or affiliated with a related party, an appraisal or valuation must be conducted by an independent third party and a majority of the independent Directors are required to approve any such transaction. In addition, management is required to present to the Company all property acquisition opportunities of which management becomes aware and the Company has the right of first refusal with respect to any such opportunity.

Lowrie Management LLLP has made a written agreement that we have a “first right of refusal” to any nightclub property proposed for acquisition by Lowrie Management LLLP. Lowrie Management LLLP is controlled and majority owned by Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer.

During the fiscal year ended December 31, 2009, our Audit Committee reviewed, approved, or ratified all material related party transactions.

A copy of the Company’s Related Party Transaction Policy is available for review on the Company’s website at http://www.vcgh.com (click investor relations, then corporate governance). Material contained on the Company’s website is not incorporated by reference into this proxy statement.

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

Guarantees

Troy Lowrie, our Chairman and Chief Executive Officer, personally and/or Lowrie Management LLLP (its relationship to us is described earlier) guaranteed certain of our obligations in a number of transactions during 2009 and 2008.

The following table lists the transactions involved and set forth the principal amounts guaranteed or secured as of the fiscal years ended December 31, 2009 and 2008.

	December 31,
Description of Transactions	2009	2008

Note payable to Sunshine Mortgage, interest at 14% fixed, due monthly, periodic principal payments with balance due December 2011, collateralized by one parcel of real property located in Ft. Worth, TX (building houses Jaguar’s Gold Club), the common stock of Kenja II, Inc. (operates PT’s® Showclub in Florida), 238,000 shares of VCGH stock, furniture, fixtures and equipment of Kenja II, Inc. and a guarantee from Lowrie Management LLLP	$4,700,000	$5,000,000
Loan from Citywide Banks, interest at 7% fixed, monthly principal and interest payments of $76,865, balance due August 15, 2014, collateralized with a life insurance policy on Troy Lowrie and additional securities owned by Mr. Lowrie	3,654,865	—
Note payable to Amfirst Bank, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, monthly principal and interest payments of approximately $55,898, due November 14, 2014, collateralized by UCC Security Agreement of RCC LP (operates Roxy’s in Illinois), IRC LP (operates The Penthouse Club in Illinois), MRC LP (operates PT’s® Sports Cabaret in Illinois), Platinum of Illinois, Inc. (operates PT’s® Brooklyn in Illinois), Cardinal Management LP (operates PT’s® Showclub in Illinois), VCG CO Springs, Inc. (operates PT’s® Showclub in Colorado Springs, Colorado), VCG Real Estate, Inc., Glendale Restaurant Concepts LP (operates The Penthouse Club in Colorado), Glenarm Restaurant LLC (operates Diamond Cabaret® in Colorado), the Indiana building (which houses PT’s® Showclub in Indiana), and a guarantee from Lowrie Management LLLP
	2,844,219
Line of credit from Citywide Banks, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2009, due monthly, principal due August 15, 2011, collateralized by Company shares of common stock owned by Lowrie Management LLLP, a life insurance policy on Troy Lowrie, and additional securities owned by Mr. Lowrie	2,720,000	2,810,000

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

	December 31,
Description of Transactions	2009	2008

Note payable, variable interest rate calculated at prime subject to a 6% floor, actual rate of 6% at December 31, 2008, due monthly, periodic principal payments with balance due June 2013, collateralized by a P&A Select Strategy Fund owned by the Chairman and CEO, Troy Lowrie, and securities owned by Lowrie Management LLLP. This loan was consolidated into a new, single note in August 2009	—	2,375,138
Note payable Citywide Banks, interest at 8.5%, monthly principal and interest payments of $36,156 with a balloon payment of $2,062,483 due May 16, 2010, collateralized by securities owned by Lowrie Management LLLP. This note was consolidated into a new, single note in August 2009	—	2,080,527
Notes payable to investors, interest at 11%, monthly interest payments, due January 2010, collateralized by the general assets of the Company and a guarantee by Mr. Lowrie	1,400,000	1,400,000
Note payable, interest at 12% fixed due monthly, periodic principal payments with balance due July 2011, collateralized by one parcel of real property located in Ft. Worth, TX (building houses Jaguar’s Gold Club), and the common stock of Kenja II, Inc. (operates PT’s® Showclub in Florida), and a guarantee from Lowrie Management LLLP	1,000,000	1,000,000
Various notes payable, interest at 11% fixed, monthly interest payments, principal due July 2011, collateralized by the general assets and cash flow of VCGH and 100% of the stock of VCG-IS, LLC (operates Imperial Showgirls in California) and a guarantee from Mr. Lowrie	1,000,000	—
Note payable to The Powelson Trust, an affiliate of Martin Grusin, a current Board member with interest at 10%, principal due February 2011, collateralized by a personal guarantee from Mr. Lowrie	410,084	413,501
Note payable to investors, interest at 8.5%, monthly principal and interest payments, principal due October 20, 2011, collateralized by the general assets of the Company and guaranteed by Mr. Lowrie	208,295	308,993

Total debt guaranteed	$17,937,463	$15,388,159

Trademarks

The “Diamond Cabaret®” name and “PT’s®” name and logo are trademarks registered with the U.S. Patent and Trademark Office. We have an indefinite license from Club Licensing LLC, which is wholly owned by Lowrie Management LLLP, to use these trademarks for a fee. Lowrie Management LLLP’s relationship to us is described above. The fee was established in 2006 and

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

approved by the independent members of our Board. Per the existing agreement, the Company pays $500 per month per club for licensing fees on 12 clubs. This totals $72,000 per year.

Long-Term Debt

On June 30, 2009, the Company renegotiated the terms of two existing promissory notes payable to Lowrie Management LLLP, an entity controlled and majority-owned by the Company’s Chairman and Chief Executive Officer, and consolidated them into one replacement promissory note in the aggregate principal amount of $5,700,000. One of the consolidated promissory notes, originally issued by the Company on April 9, 2008 in the principal amount of $1,250,000, was due April 9, 2011 and bore interest at an annual fixed rate of 10%. Pursuant to the terms of this promissory note, the Company did not make principal or interest payments and accrued interest was added to the principal amount and payable on the maturity date. This promissory note was collateralized by the general assets of IRC LP (operates The Penthouse Club in Sauget, Illinois) and DRC LP (operates PT’s® Showclub in Denver, Colorado) and the transfer of both nightclubs’ adult permits and liquor licenses upon default. This promissory note accrued approximately $86,000 in interest during 2008 and $76,000 in interest during 2009, resulting in an outstanding principal balance of $1,400,000 at the time of consolidation. The other consolidated promissory note, originally issued by the Company on November 1, 2007 in the principal amount of $4,300,000, was due January 1, 2013 and bore interest at an annual fixed rate of 8.5%. The Company made monthly principal and interest payments on this promissory note. During 2008, the Company paid approximately $448,000 in interest and $906,000 in principal on this promissory note. During 2009, the Company paid approximately $224,000 in interest and $483,000 in principal on this promissory note. This promissory note had an outstanding principal balance of $4,300,000 at the time of consolidation. The consolidated replacement promissory note in the principal amount of $5,700,000 bears interest at an annual fixed rate of 10%. The Company makes monthly interest-only payments on the promissory note and the principal amount, plus any accrued but unpaid interest, is due on June 30, 2012. No other changes were made to collateral or the terms of the original promissory notes. The Company paid approximately $285,000 in interest on the consolidated replacement promissory note in 2009. As of April 29, 2010, the Company has paid $143,000 in interest and owes the aggregate principal amount of $5,700,000.

On December 29, 2008, the Company extended the term of a note issued in 2007 in the principal amount of $600,000 from Lowrie Family Foundation, an entity controlled and majority-owned by Troy Lowrie, the Company’s Chairman and Chief Executive Officer. The note accrues interest at 10% per year and the principal is due February 1, 2011. The note is unsecured. The Company accrued approximately $63,000 for interest and made no principal payments in 2008. In 2009, the Company accrued approximately $69,000 for interest and made a principal payment of approximately $33,000. For 2010, the Company has accrued approximately $24,000 for interest, has not made any principal payment and owes approximately $723,000 as of April 29, 2010.

On September 1, 2008, the Company obtained a note with the principal amount of $400,000 from The Powelson Trust, an affiliate of Martin Grusin, a current Board member, in exchange for a 10% fixed rate promissory note. This note accrues interest and is collateralized by a personal guarantee from Troy Lowrie. All accrued interest from September 2008 to September 2009 was payable in September 2009; all other accrued interest is payable on the maturity date of the note, as amended, on February 1, 2011. In 2008, the Company accrued approximately $13,500 for interest and made no principal payments. For 2009, the Company accrued approximately $42,000 for interest and made a principal payment of approximately $42,000. The Company has

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

accrued approximately $14,000 for interest, has not made any principal payments, and owes an aggregate amount of approximately $424,000 as of April 29, 2010.

On October 15, 2008, the Company obtained a note with the principal amount of $100,000 from Micheal Ocello, the Company’s President and Chief Operating Officer, in exchange for a 10% fixed rate promissory note. This note is interest only, paid monthly, and unsecured. The maturity date of the note, as amended, is February 1, 2011. The Company has paid Mr. Ocello approximately $10,000 in interest during each of 2009 and 2008. The Company owes an aggregate amount of approximately $100,000 as of April 29, 2010, paid approximately $3,000 in interest during 2010 and has made no principal payments.

On December 29, 2008, the Company obtained two notes with the principal amounts of approximately $73,000 and $170,000 from Luella Lowrie, the mother of Troy Lowrie, in exchange for two 10% fixed rate promissory notes. The Company makes monthly payments of principal and interest on one of the notes and interest only on the other. These notes are unsecured. The maturity dates are December 1, 2010 and February 1, 2011. For 2008, the Company paid approximately $26,000 in interest and $36,000 in principal. The Company has paid Mrs. Lowrie approximately $22,000 in interest and approximately $33,000 in principal during 2009. The Company owes an aggregate of approximately $197,000 on both loans and has paid approximately $7,000 in interest and approximately $13,000 in principal for 2010 as of April 29, 2010.

On December 29, 2008, the Company renegotiated a note with the principal amount of $390,000 from Vali Lowrie-Reed, the sister of Troy Lowrie, in exchange for a 10% fixed rate promissory note. The note is interest only paid monthly and secured by the general assets of IRC LP (operates The Penthouse Club in Sauget, Illinois) and DRC LP (operates PT’s® Showclub in Denver, Colorado), and consent to the transfer of the adult permit and liquor license upon default in the name of DRC LP and IRC LP. The terms of the note also required that the Company pay Ms. Lowrie-Reed an initial fee of 2% of the principal amount, which was paid in the amount of $8,000 in 2008. For 2008, the Company paid approximately $16,000 in interest and $10,000 in principal. In June 2009, the Company repaid this debt obligation and paid approximately $15,000 in interest and approximately $380,000.

On January 20, 2009, the Company entered into a note payable to Luella Lowrie, the mother of Troy Lowrie, in the amount of $25,000. The interest is accrued at 10%, principal due December 1, 2010, and the note is unsecured. The Company accrued approximately $2,000 in interest and made an interest payment of approximately $2,000 during 2009. For 2010, the Company owes an aggregate of approximately $25,000, has paid approximately $2,600 in principal, and has accrued approximately $800 in interest as of April 29, 2010.

On February 2, 2009, the Company extended the terms of a note originally issued in 2007 of $50,000 from Robert McGraw, Jr., a Director of the Company. The interest rate is at 10% due monthly, principal due November 15, 2011, and is unsecured. The Company has paid Mr. McGraw approximately $10,000 in interest for 2008 and 2009. For 2010, the Company paid approximately $1,700 in owes an aggregate of approximately $50,000 as of April 29, 2010.

Other Transactions

The building that houses The Penthouse Club® located in Denver, Colorado is leased from Lowrie Management LLLP; currently the rent is approximately $13,500 per month. The aggregate lease payments due in 2010 are $162,000. The lease term expires in September 2014 and has three options to extend that expire September 2029. The base rent adjusts every

RELATED PERSONS TRANSACTIONS AND POLICIES AND PROCEDURES (continued)

five years. The rent from years one to five was $12,000 per month, years six to ten is $13,500 per month, years 11 to 15 (option 1) is $15,000 per month, years 16 to 20 (option 2) is $16,500 per month, and years 21 to 25 (option 3) is $18,000 per month. The Company paid Lowrie Management LLLP an aggregate of approximately $149,000 for the year ended December 31, 2009 and $144,000 for the same period in 2008. The aggregate payments due under this lease beginning on January 1, 2009 (a) until expiration of the current lease term is $769,500, and (b) until the expiration of the lease term after expiration of all options to extend is $2,970,000.

The building that houses PT’s® Showclub located in Louisville, Kentucky is leased from Lowrie Management LLLP; currently the rent is approximately $7,500 per month. The aggregate lease payments due in 2010 are $90,000. The lease term expires December 31, 2016 and has three five-year options to extend that expire December 31, 2031. The base rent adjusts every five years. The rent from years one to five is $7,500 per month, years six to ten is $8,750 per month, years 11 to 15 (option 1) is $10,000 per month, years 16 to 20 (option 2) is $11,250 per month, and years 21 to 24 (option 3) is $12,000. The Company paid Lowrie Management LLLP an aggregate of approximately $90,000 for the year ended December 31, 2009 and 2008. The aggregate payments due under this lease beginning on January 1, 2009 (a) until expiration of the current lease term is $705,000, and (b) until the expiration of the lease term after expiration of all options to extend is $1,995,000.

The building that houses PT’s® Showclub located in Denver, Colorado is leased from Lowrie Management LLLP; currently the rent is approximately $17,500 per month. The aggregate lease payments due in 2010 are $210,000. The lease term expires December 31, 2014 and has three five-year options to extend that expire December 31, 2029. The base rent adjusts every five years. The rent from years one to five was $15,000 per month, years six to ten is $17,500 per month, years 11 to 15 (option 1) is $20,000 per month, years 16 to 20 (option 2) is $22,500 per month, and years 21 to 25 (option 3) is $25,000. The Company paid Lowrie Management LLLP an aggregate of approximately $180,000 for the year ended December 31, 2009 and 2008. The aggregate payments due under this lease beginning on January 1, 2009 (a) until expiration of the current lease term is $1,050,000, and (b) until the expiration of the lease term after expiration of all options to extend is $4,050,000.

COMPENSATION OF OUR DIRECTORS

The following table sets forth a summary of the compensation we paid to our non-employee Directors in 2009.

Total
Fees Earned
or Paid
in Cash
Name and Principal Position	($)(1)

Robert McGraw Jr.(2)	62,500
Carolyn Romero(3),(5)	34,792
Martin Grusin	50,000
Kenton Sieckman(2),(3)	67,500
George Sawicki(2),(3)	69,500
Allan Rubin(4)	31,250

315,542

(1)	Except for Mr. Rubin and Ms. Romero, all Board members received $50,000 as compensation for their service on the Board.

(2)	Messrs. McGraw, Sawicki, and Sieckman served as members of the Audit Committee and received an additional $12,500.

(3)	Messrs. Sawicki and Sieckman and Ms. Romero were each compensated $2,500 per month from November to December 2009 for their services as members of the Special Committee. Mr. Sawicki, as Chairman of the Special Committee, was compensated an additional amount of $1,000 each month.

(4)	Mr. Rubin resigned from the Board in August 2009 due to his lack of independence. The amount reflects payments to Mr. Rubin through his service on the Board.

(5)	Ms. Romero joined the Board in August 2009. The amount reflects payments made to Ms. Romero for her service on the Board and the Audit Committee, including $3,125 for her role as an independent financial expert.

SECURITY OWNERSHIP OF OUR DIRECTORS AND OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 29, 2010 by: (i) each Director and Director Nominee; (ii) each current Executive Officer listed in the table under Executive Compensation; and (iii) all Directors and Executive Officers as a group. Unless otherwise specified, the address of each person named is 390 Union Blvd., Suite #540, Lakewood, Colorado 80228.

	Number
	Beneficially		Percent of
Name and Address	Owned(1)		Class

Troy Lowrie	4,943,289	(2)	28.56%
Micheal Ocello	195,589	(3)	1.13%
Courtney Cowgill	4,300	(4)	*
Robert McGraw, Jr.	67,735	(6)	*
Carolyn Romero	—		—
Martin Grusin	86,319	(5)	*
Kenton Sieckman	47,868	(7)	*
George Sawicki	11,218		*

All Executive Officers and Directors (as a group of eight persons)	5,356,318		30.94%

*	Represents less than 1%.

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights, or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,394,100 shares of common stock owned by Lowrie Management LLLP and (ii) 549,189 shares of common stock owned by Mr. Lowrie. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein. Mr. Lowrie has pledged 2,325,900 shares of stock as collateral to secure the Company’s obligations under two promissory notes.

(3)	Includes (i) 158,000 shares of common stock owned by LTD Investment Group, LLC, of which Mr. Ocello is the managing member and (ii) 37,589 shares of common stock owned by Mr. Ocello. This does not include 30,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date.

(4)	This does not include 25,000 shares of common stock underlying options to purchase stock that are currently not exercisable within 60 days of the Record Date.

SECURITY OWNERSHIP OF OUR DIRECTORS AND OFFICERS (continued)

(5)	Includes (i) 10,000 shares of common stock beneficially owned by ACM Management, LLC, of which Mr. Grusin is the Chief Manager and shares voting power with other members, (ii) 66,319 shares of common stock owned by Mr. Grusin, and (iii) 10,000 shares of common stock held by Mr. Grusin’s wife, Ms. Gayle Powelson.

(6)	Includes (i) 65,735 shares of common stock owned by Mr. McGraw and (ii) 2,000 shares of common stock held by Mrs. Marjorie McGraw, Mr. McGraw’s wife.

(7)	Includes (i) 47,118 shares of common stock owned by Mr. Sieckman and (ii) 750 shares of common stock held by Mr. Sieckman’s son.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and Executive Officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, Directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that other than as described below, during the fiscal year ended December 31, 2009, other than as noted below, our Directors, Executive Officers, and 10% security holders complied with all filing requirements under Section 16(a) of the Exchange Act. Ms. Courtney Cowgill, our Chief Financial and Accounting Officer, Corporate Secretary and Treasurer had a delinquent Form 4 filing on October 26, 2009 for one transaction that took place four days before the filing.

STOCKHOLDERS BENEFICIALLY OWNING MORE THAN 5% OF VCGH’S COMMON STOCK

The following table shows, as of April 29, 2010 and to the best of our knowledge, all persons we know to be “beneficial owners” of more than 5% of our common stock.

	Amount	Percent of
	and	Common
	Nature of	Stock
Name and Address	Beneficial	Beneficially
of Beneficial Owner(1)	Ownership	Owned

Troy Lowrie(2)	4,943,289	28.56%
390 Union Blvd, Suite 540
Lakewood, CO 80228
Lowrie Management LLLP	4,394,100	25.38%
390 Union Blvd, Suite 540
Lakewood, CO 80228
Whitebox Advisors, LLC, Whitebox Combined Advisors, LLC, Whitebox Combined Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Intermarket Advisors, LLC, Whitebox Intermarket Partners, L.P., Whitebox Intermarket Fund, L.P., Whitebox Intermarket Fund, Ltd., HFR RVA Combined Master Trust.(3)	1,380,498	7.97%
3033 Excelsior Boulevard, Suite 300
Minneapolis, MN 55416

(1)	Unless otherwise noted, all shares of common stock listed above are owned and registered in the name of each person listed as beneficial owner and such person has sole voting and

STOCKHOLDERS BENEFICIALLY OWNING MORE THAN 5% OF VCGH’S COMMON STOCK (continued)

dispositive power with respect to the shares of common stock beneficially owned by each of them. Pursuant to Exchange Act Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage beneficially owned by such person, but are not deemed outstanding for the purpose of calculating the percentage beneficially owned by each other person listed.

(2)	Includes (i) 4,394,100 shares of common stock owned by Lowrie Management LLLP and (ii) 549,189 shares of common stock owned by Mr. Lowrie. Mr. Lowrie is the President of Lowrie Investment Management, Inc., the General Partner of Lowrie Management LLLP. Mr. Lowrie disclaims beneficial ownership of the shares owned by Lowrie Management LLLP, except to the extent of his pecuniary interest therein.

(3)	As reported by Whitebox Advisors, LLC on Schedule 13G filed with the SEC on February 8, 2010.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial and Accounting Officer, Corporate Secretary and Treasurer (collectively, the “named Executive Officers”) for fiscal years 2009 and 2008.

							Nonqualified
						Non-Equity	Deferred
				Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Award(s)	Award(s)	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	(a) ($)	(b) ($)	(c) ($)	(d) ($)	($)	($)	(f) ($)	($)

Troy Lowrie	2009	700,000	—	—	—	—	—	92,449	792,449
Chairman of the Board and	2008	292,307	—	75,003	—	—	—	42,370	409,680
Chief Executive Officer
Micheal Ocello	2009	700,000	1,500	—	—	—	—	162,460	863,960
President and Chief Operating Officer	2008	700,000	1,500	75,003	—	—	—	102,341	878,844
Courtney Cowgill (e)	2009	190,000	26,500	—	—	—	—	14,763	231,263
Chief Financial and Accounting Officer,	2008	92,807	1,500	—	60,137	—	—	8,977	163,421
Corporate Secretary and Treasurer

(a)	Salary amounts represent base salary and payment for vacation, holidays, and sick days.

(b)	Unless otherwise indicated, bonuses shown were paid in the fiscal year in which services were provided.

(c)	On January 18, 2008, the Company issued 5,214 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2007 to June 2008. The fair market value of each share of common stock at the time of grant was $9.59, the closing market price on the grant date. On October 2, 2008, the Company issued 7,375 shares of the Company’s common stock to each member of the Company’s Board, including Mr. Lowrie and Mr. Ocello, in consideration for Board services provided from June 2008 to December 2008. The fair market value of each share of common stock at the time of grant was $3.39, the closing market price on the grant date.

EXECUTIVE COMPENSATION (continued)

(d)	The amounts reported reflected the aggregate fair value of stock option awards granted during the fiscal year pursuant to our 2004 Stock Option and Appreciation Rights Plan. Ms. Cowgill was awarded 25,000 stock options on June 19, 2008 with a calculated fair market value of approximately $2.41 calculated using the Black-Scholes Option Pricing Model. For further discussion on the assumptions made please see note 11 0f the notes to consolidated financial statements in the Form 10-K, for the fiscal year ended December 31, 2009.

(e)	Ms. Cowgill joined the Company in June 2008.

(f)	Amounts in the “All Other Compensation” column consist of the following payments to or on behalf of the named Executive Officers:

			Variable	Life, Health
			Universal Life	and Dental
		Car	Insurance	Insurance	Board
		Allowance	Premiums	Premiums	Compensation	Total
Name and Principal Position	Year	($) (a)	($) (b)	($) (c)	($) (d)	($)

Troy Lowrie	2009	22,040	—	20,409	50,000	92,449
Chairman of the Board and	2008	24,416	—	17,954	—	42,370
Chief Executive Officer
Micheal Ocello	2009	22,051	58,673	31,736	50,000	162,460
President and Chief	2008	14,408	58,673	29,260	—	102,341
Operating Officer
Courtney Cowgill	2009	—	—	14,763	—	14,763
Chief Financial and Accounting	2008	—	—	8,977	—	8,977
Officer, Corporate Secretary and Treasurer

(a)	Certain executives and other employees receive monthly car allowances.

(b)	Variable universal life insurance is provided to Mr. Ocello and paid by the Company.

(c)	Life, health, and dental insurance are provided to all executives.

(d)	Mr. Lowrie and Mr. Ocello received cash compensation for their services on the Company’s Board.

EXECUTIVE COMPENSATION (continued)

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding outstanding but unexercised options held by our named Executive Officers as of December 31, 2009:

	Number of
	securities
	underlying
	unexercised		Option	Option
	options (#)		exercise	expiration
Name and Principal Position	unexercisable		price ($)	date
Micheal Ocello	30,000	(1)	$10.00	10/12/2017
President and Chief
Operating Officer
Courtney Cowgill	25,000	(2)	$6.00	6/19/2018
Chief Financial and Accounting Officer, Corporate Secretary and Treasurer

(1)	On October 12, 2007, the Company granted to Mr. Ocello options to purchase 30,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth, and seventh anniversaries of the date of grant.

(2)	On June 19, 2008, the Company granted to Ms. Cowgill options to purchase 25,000 shares of the Company’s common stock. The options vest in three equal installments on the third, fifth, and seventh anniversaries of the date of grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements

In November 2007, the Company’s Compensation Committee hired an independent consulting firm to determine proper compensation levels for our Chief Executive Officer and President. The study’s results were used to determine the compensation of our President and Chief Operating Officer, Micheal Ocello, after he changed his status from consultant to employee in October 2007.

Our Chairman of the Board, Chief Executive Officer and a principal stockholder, Troy Lowrie, decided to forego a salary for his service as Chief Executive Officer from the Company’s inception in 2002 until March 2008. At that time, Mr. Lowrie decided to receive the Board approved salary of approximately $300,000 annually, only 40% of the salary recommended by the independent salary study and approved by the Board. In November 2008, Mr. Lowrie elected to increase his annual salary to the full amount of $700,000, as recommended by the independent salary study and approved earlier by the Board.

On December 4, 2008, the Company entered into five-year employment agreements with Troy Lowrie, the Company’s Chairman of the Board and Chief Executive Officer, and Micheal Ocello, the Company’s President, Chief Operating Officer and a Director. The agreements with each of Mr. Lowrie and Mr. Ocello expire on December 4, 2013, but each has an automatic renewal for an additional five-year period unless either party thereto provides written notice that the agreement shall not be extended and renewed. In the event that the Company does not renew the initial term of an Officer’s employment agreement, the Company is required to pay the Officer severance in an amount equal to three times the sum of the Officer’s base salary in effect

EXECUTIVE COMPENSATION (continued)

upon termination of the employment agreement plus an amount equal to the highest bonus the Officer received in the three years before termination, if any.

The employment agreements provide for an annual base salary payable to each Officer of $700,000, subject to review at least every 24 months and potential upward adjustments as determined by the Company’s Board. In addition, bonuses, if any, are payable at the discretion of the Company’s Board. Each Officer is entitled to certain benefits such as health, dental, disability, long term care, paid time off, use of a leased automobile and other fringe benefits as well as participation in the Company’s incentive, savings, retirement, profit sharing, perquisites and other programs, as approved by the Company’s Board.

Pursuant to the terms of the employment agreements, if an Officer’s employment is terminated by reason of such Officer’s “death” or “disability,” the Company will continue paying the Officer’s base salary plus an amount equal to the highest bonus the Officer received in the three years before termination, if any, for a period of one year following such termination. In addition, health insurance coverage for the Officer and his family will continue for three years following such termination. In the event that an Officer’s employment is terminated as a result of the Officer’s “disability,” the Company will also pay certain amounts in respect of the Officer’s disability benefits and long-term care policy. If an Officer’s employment is terminated for “cause” or without “good reason,” the Company will pay the Officer his base salary through the date of termination and will have no further obligations to the Officer. Each Officer has the right to terminate the employment agreement for “good reason” within nine months following a “change of control” of the Company.

If the Company terminates an Officer’s employment other than for “cause,” “death,” or “disability,” or an Officer terminates his employment for “good reason,” the Officer will be entitled to a severance payment equal to three times the sum of the Officer’s base salary in effect upon termination plus an amount equal to the highest bonus the Officer received in the three years before termination, if any. In addition, health insurance and disability benefits will be paid by the Company for three years (or until such earlier time that the Officer accepts other employment) following such termination of employment and certain outstanding but unvested options held by the Officer at the time of termination, if any, will become immediately vested and exercisable for a period of 180 days following such termination.

The employment agreements provide that during the employment period and for one year following the termination of the employment agreement by the Company with “cause” or by the Officer without “good reason,” each Officer may not compete with the Company within a 25-mile radius of any nightclub owned or operated by the Company or any of its affiliates. The employment agreements also contain customary confidentiality, non-solicitation, and non-disparagement covenants.

Further, the employment agreements provide that if an Officer’s employment is terminated for any reason, the Company shall, at the Officer’s election, promptly pay all outstanding debt owed to the Officer and his family or issue to the Officer, with his approval, the number of shares of the Company’s common stock determined by dividing (a) the outstanding principal and interest owed to the Officer by (b) 50% of the last sale price of the Company’s common stock on the date of termination.

Finally, Mr. Lowrie’s employment agreement provides that if his employment is terminated for any reason, the Company must also take all necessary steps to remove Mr. Lowrie as a guarantor of any Company (or its affiliates) obligations to any third party. In the event that the Company is not successful in doing so, the Company must pay to Mr. Lowrie a cash amount

EXECUTIVE COMPENSATION (continued)

equal to 5% per year of the aggregate amount he is continuously guaranteeing until such time as Mr. Lowrie no longer guarantees the obligations.

Potential Payments upon Termination or Change in Control

The following table presents the amount of compensation payable to each of our named Executive Officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 31, 2009:

		Termination w/out
		Cause, Non-Renewal
		Change in Control
		or Resignation with		Total	Termination
Name and Principal Position	Benefit	Good Reason	Death	Disability	with Cause

Troy Lowrie	Salary	$2,100,000	$700,000	$700,000	$—
Chairman of the Board	Board of Directors Compensation	50,000	—	—	—
and Chief Executive Officer	Bonus	—	—	—	—
	Health Benefits	61,227	61,227	61,227	—
	Acceleration of Options	—	—	—	—
	All Other Benefits	199,629	—	159,348	—
Micheal Ocello	Salary	2,100,000	700,000	700,000	—
President and Chief Operating Officer	Board of Directors Compensation	50,000	—	—	—
	Bonus	1,500	1,500	1,500	—
	Health Benefits	61,227	61,227	61,227	—
	Acceleration of Options	—	—	—	—
	All Other Benefits	126,893	—	—	—
All Other Benefits:
Troy Lowrie	Disability Insurance	—	—	—	—
Chairman of the Board	Long Term Care Insurance	159,348	—	159,348	—
and Chief Executive Officer	Auto	40,281	—	—	—
	Retirement Plans	—	—	—	—
	Unused Vacation	—	—	—	—
	Club Memberships	—	—	—	—

		199,629	—	159,348	—
Micheal Ocello	Disability and VUL Insurance	70,000	—	—	—
President and Chief Operating Officer	Long Term Care Insurance	—	—	—	—
	Auto	56,893	—	—	—
	Retirement Plans	—	—	—	—
	Unused Vacation	—	—	—	—
	Club Memberships	—	—	—	—

		126,893	—	—	—

PRINCIPAL ACCOUNTING FEES AND SERVICES

All of the fees set forth in the table below for the fiscal years of 2009 and 2008 were pre-approved by our Audit Committee.

The firm of Causey Demgen & Moore Inc. (“CDM”) served as our independent registered public accounting firm for our 2009 and 2008 fiscal years.

PRINCIPAL ACCOUNTING FEES AND SERVICE (continued)

The following table summarizes the aggregate fees billed or to be billed by CDM for the fiscal years ended December 31, 2009 and December 31, 2008:

	2009	2008

Audit fees	$194,118	$172,000
Audit-related fees	45,350	10,000
Tax fees	2,625	6,675
All other fees	12,237	637

Total	$254,330	$189,312

Audit fees

Fees for audit services consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002 and reviews of our quarterly financial statements.

Audit-related fees

Fees for audit-related services billed in 2009 related to a comment letter received from the SEC regarding our Annual Report on Form 10-K for our 2008 fiscal year and the implementation of requirements of the Sarbanes-Oxley Act of 2002. Fees for audit-related services billed in 2008 related to acquisition audits and new pronouncement reviews.

Tax Fees

Fees for taxes billed in 2009 and 2008 related to research and discussions of the state net operating loss to determine potential carry back opportunities.

Other

All other fees billed in 2009 and 2008 related to consulting services regarding accounting matters.

GENERAL INFORMATION

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including our Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. In addition, our Exchange Act filings may be inspected and copied at the SEC’s Public Reference Room located at 100 F. Street, N.E., Washington, D.C. 20549.

Stockholder Proposals and Submissions for Inclusion in the Proxy Statement for the 2011 Annual Meeting of Stockholders

We presently intend to hold our 2011 Annual Meeting of Stockholders on or about June 11, 2011. A proxy statement and notice of the 2011 Annual Meeting will be mailed to all stockholders approximately one month prior to that date. Stockholder proposals for inclusion in the proxy statement for the 2011 Annual Meeting must be received at our principal executive offices no later than 120 days prior to the first anniversary of the date of this proxy statement (the “Deadline”); provided, however, that in the event that the date of the 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail the proxy materials for the 2010 Annual Meeting.

GENERAL INFORMATION (continued)

All stockholder proposals for inclusion in the proxy statement for the 2011 Annual Meeting received after the Deadline will be considered untimely and will not be included in the proxy statement for the 2011 Annual Meeting. Stockholder proposals must be in writing and must comply with Rule 14a-8 promulgated under the Exchange Act. Any notices regarding stockholder proposals must be received at our executive offices at 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

In addition, if a stockholder intends to present a proposal at the 2011 Annual Meeting without including the proposal in the Company’s proxy materials for the 2011 Annual Meeting, and if the Company did not receive notice of the stockholder proposal at least 45 days before the first anniversary of the date on which we first sent this proxy statement to our stockholders for our 2010 Annual Meeting, then the proxy or proxies designated by our Board for the 2011 Annual Meeting may vote in their discretion on any such proposal any shares for which they have been appointed proxy or proxies; however, that in the event that the date of the 2011 Annual Meeting is changed by more than 30 days from the date of the 2010 Annual Meeting, notice of such stockholder proposal must be received a reasonable time before we mail the proxy materials for the 2011 Annual Meeting in order to avoid discretionary voting on such proposal by the proxy or proxies.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for us.

If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (303) 934-2424, ccowgill@vcgh.com, or VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

ANNUAL REPORT TO STOCKHOLDERS AND REPORT ON FORM 10-K

The Company’s 2009 Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (without exhibits) are enclosed. Additional copies may be obtained without charge upon request made to VCG Holding Corp., 390 Union Blvd., Suite 540, Lakewood, Colorado 80228, Attention: Corporate Secretary.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE 2010 ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE 2010 ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

VCG HOLDING CORP.

By: Courtney Cowgill
Corporate Secretary

PROXY CARD
ANNUAL MEETING OF STOCKHOLDERS
OF
VCG HOLDING CORP.
TO BE HELD ON JUNE 10, 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Troy Lowrie and Courtney Cowgill and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at the 2010 Annual Meeting of Stockholders of VCG Holding Corp. to be held on June 10, 2010 at 10:00 a.m. MDT at Sheraton Denver West, 360 Union Boulevard, Lakewood, Colorado 80228, or at any postponement or adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion on such other business as may properly come before the meeting. Proposals 1 and 2 were proposed by VCG Holding Corp. The Board of Directors recommends a vote in FOR all of the director nominees and FOR proposal 2.
1.	TO ELECT DIRECTORS, EACH TO SERVE A TERM OF THREE YEARS OR UNTIL HIS OR HER SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.
☐	FOR the nominees listed below

☐	WITHHOLD AUTHORITY to vote for the nominees listed below

☐	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” above and fill in the circle next to each nominee you wish to withhold authority to vote for here:

¡ Troy Lowrie	¡ Robert McGraw, Jr.	¡ Carolyn Romero
2.	TO RATIFY THE APPOINTMENT OF CAUSEY DEMGEN & MOORE INC. AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Number of shares held

Dated:

Signature

Print Name(s):

Signature if held jointly
NOTE: When shares are held jointly, both must sign. Persons signing as executor, administrator, trustee, etc. should so indicate. Please sign exactly as the shares are titled in the record holder’s name.
IF YOU ARE A STOCKHOLDER OF RECORD, THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS TO ALL SHARES OF THE RECORD HOLDER (i) FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, (ii) FOR PROPOSAL 2 AND (iii) ACCORDING TO THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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